UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 21, 2021	(May 20, 2021)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02     Results of Operations and Financial Condition.

On May 20, 2021, Greif, Inc. ("the Company") issued a press release (the "Press Release") announcing a revision to its outlook for fiscal second quarter of 2021. The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Press Release discloses the Company’s expected fiscal second quarter 2021 diluted Class A earnings per share before adjustments, a forward-looking non-GAAP financial measure (the "non-GAAP Measure"). The non-GAAP Measure:
(1)excludes adjustments for restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges (income), incremental COVID-19 costs, net and loss (gain) on disposal of properties, plants, equipment and businesses, net. Neither the most directly comparable financial measure, which is the expected fiscal second quarter 2021 diluted Class A earnings per share, nor a reconciliation of the non-GAAP Measure thereto, is provided in the Press Release due to the potential for one or more of the following, the timing and magnitude of each of which the Company at this point remains unable to reliably forecast on an individual basis with probability: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges; restructuring charges; non-cash incremental COVID-19 costs, net; non-cash pension settlement (income) charges; or acquisition and integration related costs; and the income tax effects of these items and other income tax-related events.
Management of the Company uses the non-GAAP Measure to evaluate ongoing operations and believes that the non-GAAP Measure is useful to investors. The exclusion of the impact of the identified adjustments (restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges (income), incremental COVID-19 costs, net and loss (gain) on disposal of properties, plants, equipment and businesses, net) enable management and investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the exclusion of the impact of the identified adjustments provides a stable platform on which to compare the historical performance of the Company and that investors desire this information. The non-GAAP Measure is intended to supplement and should be read together with our financial results. The non-GAAP Measure should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP Measure.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on May 20, 2021 announcing a revision to its outlook for fiscal second quarter of 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: May 21, 2021	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President